Exhibit 99.1

NuStar GP Holdings, LLC Reports Fourth Quarter and

Full Year 2007 Earnings

SAN ANTONIO, January 25, 2008 – NuStar GP Holdings, LLC (NYSE:NSH) today announced earnings of $9.2 million, or $0.22 per unit, for the fourth quarter of 2007, compared to $10.3 million, or $0.24 per unit, for the fourth quarter of 2006. For the year ended December 31, 2007, net income was $43.3 million, or $1.02 per unit, compared to $30.7 million, or $0.72 per unit in 2006.

Distributable cash flow available to unitholders for the fourth quarter of 2007 was $15.9 million, or $0.37 per unit, compared to $13.5 million, or $0.32 per unit, for the fourth quarter of 2006. For the year ended December 31, 2007, distributable cash flow available to unitholders was $58.9 million, or $1.39 per unit, compared to $53.4 million, or $1.26 per unit. Cash distributions paid to unitholders for 2007 totaled $1.38 per unit.

With respect to the quarterly distribution to unitholders for the fourth quarter of 2007, NuStar GP Holdings, LLC also announced that its board of directors has declared a distribution of $0.36 per unit, or $1.44 per unit on an annual basis, which will be paid on February 19, 2008, to holders of record as of February 7, 2008. This quarterly distribution represents an increase of $0.04 per unit, or 12.5 percent, over the $0.32 distribution for the fourth quarter of 2006.

“The underlying assets at NuStar Energy L.P. that provide our earnings and cash flows performed well in 2007 and allowed us to increase our distribution by 12.5 percent over 2006. We expect 2008 will be a good year for NuStar Energy L.P. as they benefit from their construction program and the planned purchase of CITGO Asphalt Refining Company. This is expected to generate further distribution growth at NuStar GP Holdings, LLC,” said Curt Anastasio, Chief Executive Officer and President of NuStar Energy L.P. and NuStar GP Holdings, LLC.

A conference call with management is scheduled for 11:00 a.m. ET (10:00 a.m. CT) today, January 25, 2008, to discuss the financial results for the fourth quarter of 2007. Investors interested in listening to the presentation may call 800/622-7620, passcode 30195295. International callers may access the presentation by dialing 706/645-0327, passcode 30195295. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 30195295. A live broadcast of the conference call will also be available on the company’s Web site at www.nustargp.com.

-More-

NuStar GP Holdings, LLC is a publicly traded limited liability company that owns the two percent general partner interest, a 20.3 percent limited partner interest and the incentive distribution rights in NuStar Energy L.P., one of the largest independent terminal and petroleum liquids pipeline operators in the nation with operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. For more information, visit NuStar GP Holdings, LLC’s Web site at www.nustargp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of NuStar GP Holdings, LLC. All forward-looking statements are based on the company’s beliefs as well as assumptions made by and information currently available to the company. These statements reflect the company’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar GP Holdings, LLC’s filings with the Securities and Exchange Commission.

NuStar GP Holdings, LLC

Consolidated Financial Information

December 31, 2007 and 2006

(unaudited, thousands of dollars, except unit data and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Statement of Income Data:
Equity in earnings of NuStar Energy L.P.	$9,635	$10,842	$46,176	$42,983

General and administrative expenses	(689)	(659)	(2,897)	(1,562)
Other income (expense), net	18	167	16	(82)
Interest expense, net—affiliated	—	—	—	(10,315)
Interest (expense) income, net	(20)	(10)	23	(16)

Income before income tax (expense) benefit	8,944	10,340	43,318	31,008
Income tax benefit (expense)	293	(17)	22	(290)

Net income	$9,237	$10,323	$43,340	$30,718

Basic and diluted net income per unit	$0.22	$0.24	$1.02	$0.72

Equity in Earnings of NuStar Energy L.P.:
General partner interest (2%)	$461	$674	$2,637	$2,707
General partner incentive distribution	5,188	3,909	18,426	14,778
Direct charges to NuStar GP Holdings, LLC (Note 1)	—	(223)	—	(575)

General partner’s interest in earnings of NuStar Energy L.P.	5,649	4,360	21,063	16,910
Limited partner interest in earnings of NuStar Energy L.P.	4,707	7,203	27,996	28,957
Amortization of step-up in basis related to NuStar Energy L.P.’s assets and liabilities	(721)	(721)	(2,883)	(2,884)

Equity in earnings of NuStar Energy L.P.	$9,635	$10,842	$46,176	$42,983

Distributable Cash (Note 2):
Cash distributions from NuStar Energy L.P. associated with:
General partner interest (2%)	$1,100	$955	$4,092	$3,742
Incentive distribution rights	5,188	3,909	18,426	14,778
Limited partner interest-common units	10,049	9,347	39,205	36,794

Total cash distributions from NuStar Energy L.P.	16,337	14,211	61,723	55,314
Deduct expenses of NuStar GP Holdings, LLC:
General and administrative expenses	(689)	(659)	(2,897)	(1,562)
Income tax benefit (expense)	293	(17)	22	(290)
Interest (expense) income, net	(20)	(10)	23	(16)

Distributable cash	$15,921	$13,525	$58,871	$53,446

Weighted average number of basic units outstanding	42,500,990	42,500,000	42,500,355	42,500,000

Distributable cash flow per unit	$0.37	$0.32	$1.39	$1.26

Cash distributions to be paid to the unitholders of NuStar GP Holdings, LLC (Note 3):
Distribution per unit	$0.36	$0.32	$1.38	$0.58

Distributions applicable to public unitholders	$15,300	$13,600	$58,650	$18,040
Distributions applicable to Valero Energy (Note 3)	—	—	—	9,160

Total distributions	$15,300	$13,600	$58,650	$27,200

NuStar GP Holdings, LLC

Consolidated Financial Information

December 31, 2007 and 2006

(unaudited, thousands of dollars)

Notes:

1.	We reimbursed NuStar Energy L.P. for these costs, and we were in turn reimbursed by Valero Energy. United States generally accepted accounting principles require us to record this as an increase in our investment of NuStar Energy L.P. and for NuStar Energy L.P. to record the full expense and reimbursement as a capital contribution. NuStar Energy L.P. allocated 100% of these costs to us because we paid the amounts in full.

2.	NuStar GP Holdings, LLC utilizes distributable cash as a financial measure which is not defined in United States generally accepted accounting principles. Management uses this financial measure because it is a widely accepted financial indicator used by investors to compare general partner performance. In addition, management believes that this measure provides investors an enhanced perspective of the ability to make a quarterly distribution. Distributable cash is not intended to represent cash flows for the period, nor is it presented as an alternative to net income. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of net income to distributable cash to net cash provided by operating activities:

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net Income	$9,237	$10,323	$43,340	$30,718

Adjustments to derive Distributable Cash:
Equity in earnings of NuStar Energy L.P.	(9,635)	(10,842)	(46,176)	(42,983)
Quarterly distribution from NuStar Energy L.P.	16,337	14,211	61,723	55,314
Other income (expense), net	(18)	(167)	(16)	82
Interest expense, net—affiliated (a)	—	—	—	10,315

Distributable cash	15,921	13,525	58,871	53,446

Adjustments to Distributable Cash to derive Net Cash Provided by Operating Activities:
Quarterly distribution from NuStar Energy L.P.	(16,337)	(14,211)	(61,723)	(55,314)
Cash distribution of equity earnings received from NuStar Energy L.P.	9,635	10,842	46,176	42,983
Interest expense, net—affiliated (a)	—	—	—	(10,315)
Net effect of changes in operating accounts	1,354	790	2,638	1,479

Net cash provided by operating activities	$10,573	$10,946	$45,962	$32,279

(a)    In connection with our initial public offering, Valero Energy made a capital contribution to us in the form of its note receivable from us including affiliated interest expense. Therefore, affiliated interest expense is excluded from the calculation of distributable cash.

3.	For periods prior to our initial public offering on July 19, 2006, Valero Energy received 100% of our distributions. NuStar GP Holdings, LLC did not declare cash distributions on a per unit basis prior to the third quarter of 2006. The quarterly distribution for the period between the closing of the offering on July 19, 2006 and September 30, 2006 based on $0.32 per unit is prorated. The distributions applicable to public unitholders and to Valero Energy for the year ended December 31, 2006 relate to the third and fourth quarters of 2006.